Exhibit 99.1

FOR IMMEDIATE RELEASE

Labcorp Contacts:

Media: Kimbrel Arculeo — 336-436-8263

Media@Labcorp.com

Investors: Christin O’Donnell — 336-436-5076

Investor@Labcorp.com

LABCORP PRICES $650,000,000 IN 4.350% SENIOR NOTES DUE 2030, $500,000,000 IN 4.550% SENIOR NOTES DUE 2032 AND $850,000,000 IN 4.800% SENIOR NOTES DUE 2034

BURLINGTON, N.C., September 16, 2024 — Labcorp Holdings Inc. (NYSE:LH) (Labcorp) announced today that its wholly owned subsidiary, Laboratory Corporation of America Holdings (LCAH), has priced its offering of $[•] in senior notes (the Offering). The Offering consists of three tranches: $650,000,000 aggregate principal amount of 4.350%% Senior Notes due 2030 (the 2030 Notes), $500,000,000 aggregate principal amount of 4.550% Senior Notes due 2032 (the 2032 Notes) and $850,000,000 aggregate principal amount of 4.800% Senior Notes due 2034 (the 2034 Notes and, together with the 2030 Notes and the 2032 Notes, the Notes). The Notes will bear interest from September 23, 2024, payable semi-annually on April 1 and October 1, commencing on April 1, 2025. The 2030 Notes will be issued at 99.931% of par value and will mature on April 1, 2030. The 2032 Notes will be issued at 99.608% of par value and will mature on April 1, 2032. The 2034 Notes will be issued at 99.755% of par value and will mature on October 1, 2034.The Offering is expected to close on September 23, 2024, subject to the satisfaction of customary closing conditions. The Notes will be LCAH’s senior unsecured obligations, will rank equally with LCAH’s existing and future senior unsecured debt and will be fully and unconditionally guaranteed by Labcorp.

The Offering will be made pursuant to an effective shelf registration statement on Form S-3 of Labcorp and LCAH (File Nos. 333-279510 and 333-279510-01) filed with the Securities and Exchange Commission (the SEC) on May 17, 2024, a base prospectus, dated May 17, 2024, and prospectus supplement, dated September 16, 2024, filed by Labcorp and LCAH with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

LCAH expects to use the net proceeds of the Offering to redeem or repay indebtedness, which is expected to include $400.0 million of LCAH’s outstanding 2.30% Senior Notes due December 1, 2024 and $1.0 billion of LCAH’s outstanding 3.60% Senior Notes due February 1, 2025. In addition, LCAH intends to use the net proceeds of the Offering to repay $350.0 million of borrowings under its revolving credit facility, and, to the extent not used for such purpose, for other general corporate purposes.

The joint book-running managers and representatives for the Offering are BofA Securities, US Bancorp, and Wells Fargo Securities, the book-running managers for the Offering are Goldman Sachs & Co. LLC, MUFG, and PNC Capital Markets LLC and the co-managers for the Offering are Barclays, Citigroup, Citizens Capital Markets, Credit Agricole CIB, Fifth Third Securities, J.P. Morgan, KeyBanc Capital Markets, TD Securities, Truist Securities, and UBS Investment Bank. A copy of the base prospectus and related prospectus supplement may be obtained without charge from the SEC. Alternatively, a copy of the base prospectus and related prospectus supplement may be obtained from BofA Securities, Inc. by calling toll-free 1-800-294-1322, from U.S. Bancorp Investments, Inc. by calling toll-free 1-877-558-2607, or from Wells Fargo Securities, LLC by calling toll-free 1-800-645-3751.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the Notes or any other securities, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering of these securities may be made only by means of the prospectus supplement and the accompanying base prospectus.

About Labcorp

Labcorp (NYSE: LH) is a global leader of innovative and comprehensive laboratory services that helps doctors, hospitals, pharmaceutical companies, researchers and patients make clear and confident decisions. We provide insights and advance science to improve health and improve lives through our unparalleled diagnostics and drug development laboratory capabilities. Labcorp’s more than 67,000 employees serve clients in approximately 100 countries, provided support for 84% of the new drugs and therapeutic products approved in 2023 by the FDA, and performed more than 600 million tests for patients around the world.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements including statements about the proposed offering of the Notes and use of proceeds therefrom. Each of the forward-looking statements is subject to change based on various important factors, including the risk that the offering may not be completed. As a result, readers are cautioned not to place undue reliance on any of these forward-looking statements. Labcorp has no obligation to provide any updates to these forward-looking statements, even if its expectations change. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Further information on potential factors, risks, and uncertainties that could affect operating and financial results is included in Labcorp’s most recent Annual Report on Form 10-K and subsequent Forms 10-Q, including in each case under the heading “RISK FACTORS,” and in Labcorp’s other filings with the SEC.

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